UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2015
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 NW Ballard Way
Seattle, Washington 98107
(Address of principal executive offices, including zip code)
(855) 727-9079
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 9, 2015, Trupanion, Inc. (the "Company") announced that Ian Moffat, the Company’s Senior Vice President of Operations, has been appointed to Chief Operating Officer, effective immediately.

Mr. Moffat joined us as the Vice President of Operations in October 2012. Previously, Mr. Moffat served as the Operations Manager and in various other roles at Allianz Insurance plc from June 1997 to August 2012.

There is no arrangement or understanding between Mr. Moffat and any other person pursuant to which Mr. Moffat was appointed as the Chief Operating Officer, and there are no family relationships between Mr. Moffat and any of our directors or executive officers. Additionally, there are no transactions between Mr. Moffat and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no immediate changes to Mr. Moffat's compensation as a result of this appointment.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release issued by Trupanion Inc. dated November 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Michael Banks
Name: Michael Banks
Title: Chief Financial Officer
Date: November 9, 2015